Exhibit 10.2

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$10,000,000.00	03-2-2011	08-01-2011		4A0 / 9215		PMF01

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	STARTEK, INC. STARTEK USA, INC. STARTEK CANADA SERVICES, LTD. 44 COOK ST., SUITE 400 DENVER, CO 80206	Lender:	UMB BANK COLORADO, n.a. DOWNTOWN DENVER BANKING CENTER 1670 BROADWAY DENVER, CO 80202-4838 (303) 839-1300

THIS BUSINESS LOAN AGREEMENT dated March 2, 2011, is made and executed between STARTEK, INC.; STARTEK USA, INC. and STARTEK CANADA SERVICES, LTD. (“Borrower”) and UMB BANK COLORADO, n.a.  (“Lender”) on the following terms and conditions.  Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.  Borrower understands and agrees that:  (A)  in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement;  (B)  the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and  (C)  all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.  This Agreement shall be effective as of March 2, 2011, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT.  Lender agrees to make Advances to Borrower and issue Letters of Credit at Borrower’s request from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding plus Letter of Credit Outstandings at any time does not exceed the Borrowing Base.  Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance/Letter of Credit.  Lender’s obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1)  Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2)  Lender shall have received such documents as Lender may request.

(3)  The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower’s Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.

(5)  Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(6)  There shall not exist at the time of any Advance or the issuance of any Letter of Credit a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled “Compliance Certificate.”

(7)  Any Letter of Credit must expire no later than the business day immediately preceding the Maturity Date.

Making Loan Advances.  Advances under this credit facility, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by authorized persons.  Lender may, but need not, require that all oral requests be confirmed in writing.  Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1)  when credited to any deposit account of Borrower maintained with Lender or (2)  when advanced in accordance with the instructions of an authorized person.  Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Issuance of Letters of Credit.  Letters of Credit may be issued from time to time hereunder upon Borrower’s delivery to Lender of an application therefor in form and substance acceptable to Lender in its sole discretion no later than seven (7) days prior to the date on which Borrower requests the issuance of a letter of Credit.

Mandatory Loan Repayments.  If at any time the aggregate principal amount of the outstanding Advances and the Letter of Credit Outstandings shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between (i) the aggregate outstanding principal balance of the Advances and the Letter of Credit Outstandings and (ii) the Borrowing Base.  On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances and Letter of Credit Outstandings then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.  Borrower further agrees to immediately pay Lender in immediately available funds for any payment or disbursement made by Lender under any Letter of Credit which has been issued for Borrower’s account.

Loan Account.  Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility.  Lender shall provide Borrower with periodic statements of Borrower’s account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL.  To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require.  Lender’s Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance.  With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests.  Borrower agrees to execute all documents perfecting Lender’s Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender’s Security Interests in the Collateral.  Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender.  Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations.  Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest.  Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement.  Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender’s security interest in the Collateral.  Borrower promptly will notify Lender before any change in Borrower’s name including any change to the assumed business names of Borrower.  Borrower also promptly will notify Lender before any change in Borrower’s Social Security Number or Employer Identification Number.  Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower’s principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records.  Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender’s representative upon demand for inspection and copying at any reasonable time.  With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and

Account balances and agings.  Records related to Accounts (Receivables) are or will be located at above business address.  The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower’s collateral.

Collateral Schedules.  Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and schedules of Eligible Accounts in form and substance satisfactory to the Lender.  Thereafter supplemental schedules shall be delivered according to the following schedule:  With respect to Eligible Accounts, schedules shall be delivered within 30 days after each Month.

Representations and Warranties Concerning Accounts.  With respect to the Accounts, Borrower represents and warrants to Lender:  (1)  Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account;  (2)  All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and  (3)  Lender, its assigns, or agents shall have the right at any time following reasonable advance notice and at Borrower’s expense to inspect, examine, and audit Borrower’s records and to confirm with Account Debtors the accuracy of such Accounts.

CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan:  (1)  the Note;  (2)  Security Agreements granting to Lender security interests in the Collateral;  (3)  financing statements and all other documents perfecting Lender’s Security Interests;  (4)  evidence of insurance as required below;  (5)  together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization.  Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents.  In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Fees and Expenses Under This Agreement.  Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct in all material respects.

No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

MULTIPLE BORROWERS.  This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as “Borrower.”  Unless specifically stated to the contrary, the word “Borrower” as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers.  Borrower understands and agrees that, with or without notice to any one Borrower, Lender may  (A)  make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower;  (B)  with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness;  (C)  exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral;  (D)  release, substitute, agree not to sue, or deal with any one or more of Borrower’s or any other Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;  (E)  determine how, when and what application of payments and credits shall be made on any indebtedness;  (F)  apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine;  (G)  sell, transfer, assign or grant participations in all or any part of the Loan;  (H)  exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting;  (I)  settle or compromise any indebtedness; and  (J)  subordinate the payment of all or any part of any of Borrower’s indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.  STARTEK, INC. is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware.  STARTEK, INC. is duly authorized to transact business in all other states in which STARTEK, INC. is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which STARTEK, INC. is doing business except where the failure to do so would not have a material adverse effect on its business or financial condition.  Specifically, STARTEK, INC.. is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  STARTEK, INC. has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  STARTEK, INC. maintains an office at 44 COOK ST., SUITE 400, DENVER, CO  80206.  Unless STARTEK, INC. has designated otherwise in writing, the principal office is the office at which STARTEK, INC. keeps its books and records including its records concerning the Collateral.  STARTEK, INC. will notify Lender prior to any change in the location of STARTEK, INC.’s state of organization or any change in STARTEK, INC.’s name.  STARTEK, INC. shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to STARTEK, INC. and STARTEK, INC.’s business activities.

STARTEK USA, INC. is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Colorado.  STARTEK USA, INC. is duly authorized to transact business in all other states in which STARTEK USA, INC. is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which STARTEK USA, INC. is doing business except where the failure to do so would not have a material adverse effect on its business or financial condition.  Specifically, STARTEK USA, INC. is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  STARTEK USA, INC. has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  STARTEK USA, INC. maintains an office at 44 COOK ST., 4TH FLOOR, DENVER, CO  80206.  Unless STARTEK USA, INC. has designated otherwise in writing, the principal office is the office at which STARTEK USA, INC. keeps its books and records including its records concerning the Collateral.  STARTEK USA, INC. will notify Lender prior to any change in the location of STARTEK USA, INC.’s state of organization or any change in STARTEK USA, INC.’s name.  STARTEK USA, INC. shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply in all material respects  with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to STARTEK USA, INC. and STARTEK USA, INC.’s business activities.

STARTEK CANADA SERVICES, LTD. is a limited company for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the Province of Nova Scotia.  STARTEK CANADA SERVICES, LTD. is duly authorized to transact business in all other provinces or jurisdictions in which STARTEK CANADA SERVICES, LTD. is doing business, having obtained all necessary filings, governmental licenses and approvals for each province or jurisdiction in which STARTEK CANADA SERVICES, LTD. is doing business except where the failure to do so would not have a material adverse effect on its business or financial condition.  Specifically, STARTEK CANADA SERVICES, LTD. is, and at all times shall be, duly qualified as a foreign corporation in all provinces and jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition.  STARTEK CANADA SERVICES, LTD. has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  STARTEK CANADA SERVICES, LTD. maintains an office at 44 COOK ST., SUITE 400, DENVER, CO  80206.  Unless STARTEK CANADA SERVICES, LTD. has designated otherwise in writing, the principal office is the office at which STARTEK CANADA SERVICES, LTD. keeps its books and records including its records concerning the Collateral.  STARTEK CANADA SERVICES, LTD. will notify Lender prior to any change in the location of STARTEK CANADA SERVICES, LTD.’s province of organization or any change in STARTEK CANADA SERVICES, LTD.’s name.  STARTEK CANADA SERVICES, LTD. shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to STARTEK CANADA SERVICES, LTD. and STARTEK CANADA SERVICES, LTD.’s business activities.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.  Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:  None.

Authorization.  Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under  (1)  any provision of  (a)  Borrower’s articles of incorporation or organization, or bylaws, or  (b)  any agreement or other instrument binding upon Borrower or  (2)  any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties except with respect to any violations or defaults which would not result in a material adverse effect on Borrower’s properties, business or financial condition.

Financial Information.  Each of Borrower’s financial statements supplied to Lender present fairly in all material respects Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s owned properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties.  All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that to its knowledge:  (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral.  (2)  Borrower has no knowledge of, or reason to believe that there has been  (a)  any breach or violation of any Environmental Laws;  (b)  any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or  (c)  any actual or threatened litigation or claims of any kind by any person relating to such matters.  (3)  Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in material compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws.  Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement.  Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person.  The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances.  Borrower hereby  (1)  releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and  (2)  agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral.  The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims.  No material litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or to its knowledge threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of  (1)  all material adverse changes in Borrower’s financial condition, and  (2)  all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements.  Furnish Lender with the following:

Annual Statements.  As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements.  As soon as available, but in no event later than forty-five (45) days after the end of each month, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information.  Furnish such additional information and statements, as Lender may reasonably request from time to time.

Additional Requirements.  RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH.  At all times while any Loans are outstanding or made available under the Note hereunder and until all Loans of the Borrower hereunder are paid in full, this ratio will never exceed 1.0 to 1.0.  This is calculated as follows:  [Total Liabilities] divided by [Tangible Net Worth].

TANGIBLE NET WORTH.  At all times while any Loans are outstanding or made available under the Note hereunder and until all Loans to the Borrower hereunder are paid in full, the Borrower will maintain a Tangible Net Worth, of not less than $90,000,000.00. Tangible Net Worth is defined as Book Net Worth minus any and all intangibles, including goodwill.

LIQUIDITY REQUIREMENT. Maintain unencumbered liquid assets of $10,000,000.00, measured on the last day of each fiscal quarter.  Liquid assets are defined as cash, certificate of deposits, and marketable securities.

CASH FLOW COVERAGE RATIO.  At all times while any Loans are outstanding or made available under the Note hereunder and until all Loans of the Borrower hereunder are paid in full, the Borrower will maintain a Cash Flow Coverage ratio measured on the last day each fiscal quarter for the twelve month period then ending, of not less than 1.50 to 1.00.  This ratio is calculated as follows:  [Net Income, minus dividends, plus depreciation, plus amortization, plus interest expense, divided by interest expense plus current portion of long term debt].

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may reasonably require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy;  (4)  the properties insured;  (5)  the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and  (6)  the expiration date of the policy.

Other Agreements.  Comply in all material respects with all terms and conditions of all other material agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any material default in connection with any other such material agreements.

Loan Fees, Charges and Expenses.  In addition to all other agreed upon fees, charges, and expenses, pay the following: UNUSED FEE.   Borrower shall pay to Lender a fee equal to 25 basis points per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of the outstanding principal balance of the Revolving Credit Loans.  The Commitment Fee shall be payable quarterly in arrears on March 31, 2011  and on the last day of each quarter thereafter.

Loan Proceeds.  Use all Loan proceeds solely for Borrower’s business operations and, provided that Borrower is in compliance with the financial covenants in this Agreement, for the purchase of call centers, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.  Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as  (1)  the legality of the same shall be contested in good faith by appropriate proceedings, and  (2)  Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender.  Borrower shall notify Lender immediately in writing of any material default in connection with any agreement.

Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies.  Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be reasonably requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements.  Comply in all material respects with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable from time to time to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized.  In such event, Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection.  Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificates.  Unless waived in writing by Lender, provide Lender within forty-five (45) days after the end of each fiscal quarter, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct in all material respects as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports.  Borrower shall comply in all material respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will  (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1)  the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C)  be treated as a balloon payment which will be due and payable at the Note’s maturity.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:  (A)  an Event of Default has occurred under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender;  (B)  Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt;  (C)  there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or  (D)  any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Loan following the expiration of applicable cure periods, if any.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower following the expiration of thirty (30) days after written notice of such default is provided by Lender to Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason if such defect has not been cured following the expiration of thirty (30) days after notice by Lender to Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change in Ownership.  Any person becomes the beneficial owner of more than fifty percent (50%) of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender reasonably believes the prospect of payment or performance of the Loan is materially impaired.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

ADDITIONAL TERMS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form amounts, coverage and with insurance companies acceptable to Lender.

ADDITIONAL TERMS. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided that the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base and provided further that each and every advance made under this Agreement shall be at Lender’s sole discretion, Lender having made no commitment to make any such Advances..

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the reasonable costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers that are affiliates of Lender.  Lender may provide, without any limitation whatsoever, to any one or more of such purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests to Lender’s affiliates, as well as all notices of any repurchase of such participation interests.  Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.  Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any such purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan.  Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Colorado.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of DENVER County, State of Colorado.

Joint and Several Liability.  All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower.  This means that each Borrower signing below is responsible for all obligations in this Agreement.  Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower.  To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made,  and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account.  The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor.  The words “Account Debtor” mean the person or entity obligated upon an Account.

Advance.  The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

Agreement.  The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower.  The word “Borrower” means STARTEK, INC.; STARTEK USA, INC. and STARTEK CANADA SERVICES, LTD. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base.  The words “Borrowing Base” mean determined by Lender from time to time, the lesser of (1) $10,000,000.00 or (2) 80.00% of the aggregate amount of Eligible Accounts minus any outstanding LETTERS OF CREDIT (not to exceed in corresponding Loan amount based on Eligible Accounts $10,000,000.00).

Business Day.  The words “Business Day” mean a day on which commercial banks are open in the State of Colorado.

Collateral.  The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.  The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Eligible Accounts.  The words “Eligible Accounts” mean at any time, all of Borrower’s Accounts which contain selling terms and conditions acceptable to Lender.  The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature.  Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)  Accounts with respect to which the Account Debtor is employee or agent of Borrower.

(2)  Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with  Borrower or its shareholders, officers, or directors.

(3)  Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4)  Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(5)  Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(6)  Accounts which are subject to dispute, counterclaim, or setoff but only to the extent thereof.

(7)  Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(8)  Accounts with respect to which Lender, in its reasonable  discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(9)  Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(10)  Accounts which have not been paid in full within ninety (90) days from the invoice date.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the Default section of this Agreement.

Expiration Date.  The words “Expiration Date” mean the date of termination of Lender’s commitment to lend under this Agreement.

GAAP.  The word “GAAP” means generally accepted accounting principles.

Grantor.  The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor.  The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty.  The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents and (a) the payment of Grantor’s obligations (whether joint, several or otherwise) to Lender as evidenced by any other note(s) or other evidence of indebtedness executed by such Grantor and all amendments, modifications, renewals, extensions and substitutions thereof and all subsequent notes of greater or lesser amounts payable or assigned to Lender; (b) the performance of each Debtor’s obligations under this security agreement (“Agreement”); and (c) the payment of any and all other indebtedness, direct or indirect, mature or unmatured or contingent, joint or several now or hereafter owed to Secured Party by each Debtor, including (without limitation) indebtedness unrelated or dissimilar to any indebtedness in  existence or contemplated by any Debtor at the time this Agreement was executed or at the time such indebtedness is incurred.

Lender.  The word “Lender” means UMB BANK COLORADO, n.a., its successors and assigns.

Letter of Credit.  The words “Letter of Credit” mean one or more irrevocable standby letters of credit issued by Lender for the account of Borrower in such form as may be approved by Lender in support of obligations of Borrower that are permitted to exist under the terms of this Agreement.

Letter of Credit Outstandings.  The words “Letter of Credit Outstandings” mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all Letters of Credit plus (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

Loan.  The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note.  The word “Note” means the Note executed by STARTEK, INC.; STARTEK USA, INC. and STARTEK CANADA SERVICES, LTD. in the principal amount of $15,000,000.00 dated August 1, 2010, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Primary Credit Facility.  The words “Primary Credit Facility” mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement.  The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.  The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

Stated Amount.  The words “Stated Amount” of each Letter of Credit mean, at any time, the maximum amount available to be drawn thereunder (regardless of whether any condition for drawing could be met).

Unpaid Drawings.  The words “Unpaid Drawings” mean any payment or disbursement made by Lender under any Letter of Credit which has been issued for Borrower’s account which has not been reimbursed.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS.  THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED March 2, 2011.

BORROWER:

STARTEK, INC.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. Laurence Jones, Chief Exec. Officer/Pres. of STARTEK, INC.		David G. Durham, Exec. VP/CFO/Treasurer of STARTEK, INC.

STARTEK USA, INC.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. Laurence Jones, Chief Exe. Officer/Pres. of STARTEK USA, INC.		David G. Durham, Exec VP/CFO/Treasurer of STARTEK USA, INC.

STARTEK CANADA SERVICES, LTD.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. Laurence Jones, Chief Exec. Officer/Pres. of STARTEK CANADA SERVICES, LTD.		David G. Durham, Exec. VP/CFO/Treasurer of STARTEK CANADA SERVICES, LTD.

LENDER:

UMB BANK COLORADO, N.A.

By:	/s/ Patrick M. Fairfield
Authorized Signer

LASER PRO Lending, Ver. 5.44.00.002  Copr. Harland Financial Solutions, Inc. 1997, 2009.   All Rights Reserved.   - CO